EXHIBIT NO. 5

                                                       October 13, 1998

Re: Registration Statement on Form S-3
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Unity Bancorp, Inc.
64 Old Route 22
Clinton, NJ   08809

Dear Sirs:

     We have served as counsel to Unity Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, covering up to 548,150 shares (the "Shares") of common stock, no par value, of the Company to be publicly offered by First Colonial Securities Group, Inc. (the "Warrant Conversion Agent").

     In rendering this opinion, we have examined the Company's Certificate of Incorporation and bylaws, each as amended to date, minutes of proceedings and consents of the Board of Directors of the Company, and originals or copies of such documents, instruments, records, and certificates of public officials and officers of the Company as we have deemed necessary. In connection with such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies, and we have also made such other investigations of fact and law as we have deemed relevant in connection with the opinion set forth below. In rendering this opinion, we have relied upon the accuracy of the certificates, documents, instruments, certificates, and records we have examined as to the matters of fact covered thereby.

     Based on the foregoing, we are of the opinion that upon their issuance against payment therefore, the Shares will be duly and validly issued, and will be fully-paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and we also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Sincerely,

                                   JAMIESON, MOORE, PESKIN & SPICER